                                                                  Exhibit 4.4(d)

                         THE CHASE MANHATTAN CORPORATION

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                           as Trustee





                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of December 29, 2000

                                       to

                         AMENDED AND RESTATED INDENTURE

                                   dated as of
                          September 1, 1993, as amended


                          SUBORDINATED DEBT SECURITIES
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                  THIRD SUPPLEMENTAL INDENTURE, dated as of December 29, 2000, between, THE CHASE MANHATTAN CORPORATION, a Delaware corporation (the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as First Trust of New York, National Association), a national banking association, as successor to Chemical Bank, a New York banking corporation, as trustee (the "Trustee", which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereafter referred to).

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered a certain Amended and Restated Indenture, dated as of September 1, 1993, as amended by a First Supplemental Indenture, dated as of March 29, 1996, and a Second Supplemental Indenture, dated as of October 8, 1996 (as so amended, the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

                  WHEREAS, the Company and J.P. Morgan & Co. Incorporated ("J.P. Morgan") have entered into an Agreement and Plan of Merger, dated as of September 12, 2000 (the "Merger Agreement"), which contemplates the execution and filing of a Certificate of Merger on the date hereof providing for the merger (effective December 31, 2000) of J.P. Morgan with and into the Company, with the Company continuing its corporate existence under Delaware law under the name "J.P. Morgan Chase & Co.";

                  WHEREAS, Section 901(9) of the Indenture provides, among other things, that, without the consent of the holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture to make any provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of the Securities of any series or any Coupons appertaining thereto in any material respect;

                  WHEREAS, the Company desires and has requested that the Trustee join in the execution of this Third Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

                  WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by a Board Resolution of the Company; and

                  WHEREAS, all conditions precedent and requirements necessary to make this Third Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Securities, as follows:

                                       1
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                                  ARTICLE ONE

                         REPRESENTATIONS OF THE COMPANY

         The Company represents and warrants to the Trustee as follows:

         SECTION 1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 1.2. The execution, delivery and performance by the Company of this Third Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of the Company.


                                  ARTICLE TWO

                                   AMENDMENTS

         SECTION 2.1. The definition of "Senior Indebtedness" contained in
Section 101 of the Indenture is hereby amended in its entirety to read as follows:

                           "'Senior Indebtedness of the Company' shall mean the obligations of the Company to its creditors other than the Holders of the Securities, whether outstanding on the date of the execution of this Indenture or thereafter incurred, except obligations ranking on a parity with the Securities (which Securities so ranking on a parity shall include, without limitation, all CBC Subordinated Indebtedness, all MHC Subordinated Indebtedness and all JPM Subordinated Indebtedness) or ranking junior to the Securities."

         SECTION 2.2. Section 1.01 of the Indenture is hereby amended to insert, in the appropriate alphabetical order, the following new definition:

                  "'JPM Subordinated Indebtedness' shall mean (i) all securities issued pursuant to (A) the Indenture, dated as of March 1, 1993, as amended by the First Supplemental Indenture, dated as of December 29, 2000, between the Corporation (as successor-by-merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Citibank, N.A., a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time or (B) the Indenture, dated as of December 1, 1986, as amended by the First Supplemental Indenture, dated as of May 12, 1992, and the Second Supplemental Indenture, dated as of December 29, 2000, between the Corporation (as successor-by-merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Citibank, N.A., a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time; and (ii) all other securities that, pursuant to the terms of the

                                       2
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   aforementioned indentures and securities, rank on a parity with such securities referred to in clause (i)."

         SECTION 2.3. Except as amended hereby, the Indenture and the Securities and Coupons are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

                                  ARTICLE THREE

                                  MISCELLANEOUS

         SECTION 3.1. The Trustee accepts the modification of the Indenture effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Third Supplemental Indenture.

         SECTION 3.2. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision included in this Third Supplemental Indenture or in the Indenture that is required to be included in this Third Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

         SECTION 3.3. Nothing in this Third Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Third Supplemental Indenture.

         SECTION 3.4. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 3.5. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.6. This Third Supplemental Indenture shall become effective as of the Effective Time (as defined in the Merger Agreement).

                                       3
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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.



                                           THE CHASE MANHATTAN
                                            CORPORATION



                                           By___________________________________
                                              Name:
                                              Title:



(Corporate Seal)

Attest:



_____________________________
Assistant Secretary

                                           U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, as Trustee



                                           By__________________________________
                                              Name:
                                              Title:



(Corporate Seal)

Attest:





_____________________________
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STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )



                  On this ____ day of December, 2000, before me, the undersigned officer, personally appeared Marc J. Shapiro, who acknowledged himself to be the Vice Chairman, Finance, Risk Management and Administration of THE CHASE MANHATTAN CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                  _____________________________________
                                  Notary Public





[SEAL]

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )



                  On this ___ day of December, 2000, before me, the undersigned officer, personally appeared _______________, who acknowledged himself to be _______________ of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                  _____________________________________
                                  Notary Public


[SEAL]